UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

GOOD SAM ENTERPRISES, LLC

(Exact name of company as specified in its charter)

Delaware	000-22852	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

250 Parkway Drive, Suite 270
Lincolnshire, IL 60069	(847) 229-6720
(Address of executive offices)	(Registrant’s telephone
number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On April 23, 2012, Camping World, Inc. (“CW”), a wholly-owned subsidiary of Good Sam Enterprises, LLC (the “Company”), amended its Credit Agreement dated as of March 1, 2010 (the “CW Credit Facility”) to (a) increase borrowing availability by reducing the collateral availability block from $5.0 million to $2.5 million from October 1st of each year through the last day of February of the immediately following year, (b) eliminate any restrictions on the number of new store openings during any year, and (c) increase the interest rate margin from 2.75% to 3.25%.  As of the date of this filing, the principal balance of loans and letters of credit outstanding under the CW Credit Facility aggregated $16.8 million and $6.1 million, respectively, and $2.1 million is available for borrowing under the CW Credit Facility.

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits:

Description of Exhibit	Exhibit No.
Seventh Amendment to Credit Agreement, dated April 23, 2012 among Camping World, Inc. and CWI, Inc., as Borrowers, the Guarantors, the Lenders party hereto, and SunTrust Bank as administrative agent	4.8

SIGNATURES

GOOD SAM ENTERPRISES, LLC
(Company)

Date: May 1, 2012	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Chief Financial Officer